                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 2, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)

                          COMMISSION FILE NUMBER 1-9718


               PENNSYLVANIA                                25-1435979
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                                  ONE PNC PLAZA
                                249 FIFTH AVENUE
                       PITTSBURGH, PENNSYLVANIA 15222-2707
          (Address of principal executive offices, including zip code)


                                 (412) 762-2000
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 2, 2003, PNC ICLC Corp. ("PNCICLC"), an indirect non-bank subsidiary of The PNC Financial Services Group, Inc. ("PNC"), entered into a Deferred Prosecution Agreement (the "Deferred Prosecution Agreement") with the United States Department of Justice, Criminal Division, Fraud Section (the "Department of Justice"). A copy of the Deferred Prosecution Agreement is attached hereto as
Exhibit 99.1, and is incorporated by reference herein. The description of the Deferred Prosecution Agreement as set forth herein is qualified in its entirety by reference to the actual text of the agreement. PNC has issued a press release relating to the Deferred Prosecution Agreement which is attached hereto as
Exhibit 99.2 and incorporated herein by reference. PNC has also prepared a Question and Answer sheet which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Pursuant to the terms of the Deferred Prosecution Agreement, the United States will file a complaint in the United States District Court for the Western District of Pennsylvania charging PNCICLC with conspiracy to commit securities fraud, in violation of Title 18, United States Code, Section 371. The Department of Justice will recommend to the Court that the prosecution of PNCICLC be deferred for a period of twelve (12) months in light of PNCICLC's exceptional remedial actions to date and its willingness to acknowledge responsibility for its behavior, continue its cooperation with the Department of Justice and other governmental regulatory agencies, demonstrate its future good faith conduct and full compliance with the securities laws and generally accepted accounting principles and consent to the establishment of a restitution fund and the assessment of a monetary penalty as further described below. The Department of Justice has further agreed that if PNCICLC is in full compliance with all of its obligations under the Deferred Prosecution Agreement, the Department of Justice will seek dismissal with prejudice of the complaint within 30 days of the twelve month anniversary of the agreement and at such time the agreement shall be terminated.

Under the terms of the Deferred Prosecution Agreement, PNCICLC accepts and acknowledges responsibility for its behavior in connection with the PAGIC transactions and agrees to cooperate fully with the Department of Justice in its ongoing investigation of others. PNCICLC has agreed to pay a total of $90 million to establish a fund for victim restitution, including for the settlement of any pending shareholder securities litigation, payable within 30 days of the date of the agreement. The fund will be administered by former Federal Judge Arlin Adams. PNCICLC has also agreed to pay a monetary penalty of $25 million to the United States Treasury within 10 days of the date of the agreement.

As previously disclosed, the PAGIC transactions were the subject of a July 2002 consent order entered into between PNC and the United States Securities and Exchange Commission (the "SEC") and the subject of a separate written agreement that was entered into between PNC and the Federal Reserve. The Deferred Prosecution Agreement brings closure to the main governmental investigations applicable to PNC and its affiliates stemming from the 2001 transactions, though such investigations continue as to others, with respect to which PNC has committed its full cooperation. The Deferred Prosecution Agreement was entered into by the Department of Justice in light of PNCICLC's exceptional remedial actions to date, and its willingness to acknowledge responsibility for its behavior in connection with the PAGIC transactions through the undertakings set forth in the agreement and through its continued cooperation with the government regarding these matters. The agreement has also been designed to avoid the imposition of adverse collateral consequences relating to PNC's important banking, brokerage, asset management, fiduciary and processing businesses, which businesses had no improper involvement in the conduct associated with PNCICLC and the PAGIC transactions. While the Deferred Prosecution Agreement has been entered into by PNCICLC with the objective of avoiding material adverse financial consequences for PNC or its affiliates beyond the funding responsibilities related to the restitution fund and the monetary penalty called for under the agreement, PNC may incur additional expenses and collateral costs associated PNCICLC's entry into the agreement, the impact of which can not be fully assessed at this time.

As previously disclosed, there is a putative class action lawsuit pending against PNC relating to the PAGIC transactions. There can be no assurance as to the impact or effect that PNCICLC's entry into the Deferred Prosecution Agreement may have on the outcome of this lawsuit or related claims. PNC believes that it has substantial defenses against such claims, including through the assertion of claims against other third parties. The $90 million that PNCICLC has committed to fund for victim restitution under the Deferred Prosecution Agreement will be available to satisfy PNC shareholder claims, including for the settlement of the pending shareholder securities law litigation.

The Statement of Facts attached to the Deferred Prosecution Agreement sets forth the government's factual predicate for the complaint that has been filed in connection with the Deferred Prosecution Agreement. PNCICLC has acknowledged and accepted responsibility for its behavior as set forth in the Statement of Facts by entering into the Deferred Prosecution Agreement and by, among other things, the extensive remedial actions that it has taken to date, its continuing commitment of full cooperation with the Department of Justice and other governmental agencies and its agreement to establish a restitution fund and the other undertakings it has made in the Deferred Prosecution Agreement. PNCICLC has agreed that if future criminal proceedings were to be brought in the event of any breach by it of the Deferred Prosecution Agreement, PNCICLC would not contest the admissibility of the Statement of Facts in any such proceedings. Consistent with PNCICLC's obligations under the Deferred Prosecution Agreement, PNCICLC is permitted to raise defenses and/or assert affirmative claims in civil and regulatory proceedings relating to the matters set forth in the Statement of Facts. In the Statement of Facts knowledge has been attributed to PNCICLC by the government under corporate attribution and collective knowledge doctrines, and subject to PNCICLC's obligations under the Deferred Prosecution Agreement, PNCICLC may assert that knowledge referred to therein may have been limited to only selected individuals associated with PNCICLC or to the collective knowledge of selected individuals. Any such defenses, claims or limitations are by no means meant to diminish PNCICLC's acknowledgement of responsibility relating to such matters.

PNCICLC did not act alone in connection with the PAGIC transactions, and PNC has agreed to cooperate fully with the government in connection with its ongoing investigation of others. Such parties share a large part of the responsibility for the actions taken in connection with the PAGIC transactions, and PNC has preserved its rights to pursue claims relating to the PAGIC matters against other third party actors. PNC strongly disapproves of any and all improper conduct that occurred in connection with the PAGIC matters, and the PNC Board and management team have made it clear that PNC will have zero tolerance for such conduct by PNC related parties or others.

PNC does not anticipate that the entry by PNCICLC into the Deferred Prosecution Agreement will have any impact on PNC's dividend policy.

PNC's previously announced stock repurchase program, under which it is authorized to repurchase up to 35 million shares of common stock through February 29, 2004, continues in effect. Under this program, PNC has purchased
4.4 million shares in 2003 to date at a total cost of $193 million. The extent and timing of share repurchases during the remainder of the year will depend on a number of factors including, among others, market and general economic conditions, regulatory capital considerations, alternative uses of capital and the potential impact on PNC's credit rating. Under applicable regulations, as long as PNC remains subject to its written agreement with the Federal Reserve Bank of Cleveland, it must obtain prior regulatory approval to repurchase its common stock in amounts that exceed 10 percent of its consolidated net worth in any 12-month period. A total of 4.7 million common shares have been repurchased under this program from inception through the date hereof.

FORWARD-LOOKING STATEMENTS

This report contains, and other statements that PNC may make may contain, forward-looking statements with respect to PNC 's outlook or expectations for earnings, revenues, expenses, capital levels, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on PNC's business operations or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "feel," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "position," "target," "assume," "achievable," "potential," "strategy," "goal," "objective," "plan," "aspiration," "outcome," "continue," "remain," "maintain," "seek," "strive," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may," or similar expressions.

PNC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Corporation assumes no duty and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors mentioned elsewhere in this report or previously disclosed in PNC's SEC reports (accessible on PNC's website at www.pnc.com and on the SEC's website at www.sec.gov), the following factors, among others, could cause actual results to differ materially from those anticipated in forward-looking statements or from historical performance:

(1) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which if adverse could result in: a deterioration in credit quality, increased credit losses, and increased funding of unfunded loan commitments and letters of credit; an adverse effect on the allowances for credit losses and unfunded loan commitments and letters of credit; a reduction in demand for credit or fee-based products and services; a reduction in net interest income, value of assets under management and assets serviced, value of private equity investments and of other debt and equity investments, value of loans held for sale or value of other on-balance sheet and off-balance sheet assets; or changes in the availability and terms of funding necessary to meet PNC's liquidity needs; (2) relative and absolute investment performance of assets under management; (3) the introduction, withdrawal, success and timing of business initiatives and strategies, decisions regarding further reductions in balance sheet leverage, the timing and pricing of any sales of loans held for sale, and PNC's inability to realize cost savings or revenue enhancements, or to implement integration plans relating to or resulting from mergers, acquisitions, restructurings and divestitures; (4) customer borrowing, repayment, investment and deposit practices and their acceptance of PNC's products and services; (5) the impact of increased competition; (6) how PNC chooses to redeploy available capital, including the extent and timing of any share repurchases and investments in PNC businesses; (7) the inability to manage risks inherent in PNC's business; (8) the unfavorable resolution of legal proceedings or government inquiries; the impact of increased litigation risk from recent regulatory and other governmental developments; and the impact of reputational risk created by recent regulatory and other governmental developments on such matters as business generation and retention, the ability to attract and retain management, liquidity and funding, (9) the denial of insurance coverage for claims made by PNC; (10) an increase in the number of customer or counterparty delinquencies, bankruptcies or defaults that could result in, among other things, increased credit and asset quality risk, a higher provision for credit losses and reduced profitability; (11) the impact, extent and timing of technological changes, the adequacy of intellectual property protection and costs associated with obtaining rights in intellectual property claimed by others; (12) actions of the Federal Reserve Board; (13) the impact of legislative and regulatory reforms and changes in accounting policies and principles; (14) the impact of the regulatory examination process, the Corporation's failure to satisfy the requirements of written agreements with regulatory and other governmental agencies, and regulators' future use of supervisory and enforcement tools; and (15) terrorist activities and international hostilities, including the situations surrounding Iraq and North Korea, which may adversely affect the general economy, financial and capital markets, specific industries, and the Corporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

The exhibits listed on the Exhibit Index on page 7 of this Form 8-K are filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE PNC FINANCIAL SERVICES GROUP, INC.
                                        (Registrant)

Date:  June 2, 2003                     By:  /s/ William S. Demchak
                                            -----------------------------
                                            William S. Demchak
                                            Vice Chairman and
                                            Chief Financial Officer

                                  EXHIBIT INDEX


99.1     Deferred Prosecution Agreement between PNC ICLC Corp.
         and the United States Department of Justice

99.2     Press Release dated June 2, 2003

99.3     Question and Answer Sheet